Exhibit 23.A
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of El Paso Pipeline Partners, L.P. of our reports dated February 26, 2010 with respect to the consolidated financial statements and schedule of El Paso Pipeline Partners, L.P. and of Southern Natural Gas Company, each included in this Annual Report (Form 10-K) of El Paso Pipeline Partners, L.P. for the year ended December 31, 2009.
(1)	Registration Statement (Form S-8, No. 333-147940), and

(2)	Registration Statement (Form S-3, No. 333-156978) and related Prospectus.
/s/ Ernst & Young LLP
Houston, Texas
February 26, 2010